Exhibit 10.7

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

This Amendment No. 1 (this “Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of CBRE Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), dated as of April 27, 2012, effective as of May 1, 2012, by and between CB Richard Ellis Realty Trust, a Maryland real estate investment trust, as the General Partner and the Persons listed on Exhibit A thereto (the “Partnership Agreement”), is made and entered into as of July 1, 2012.

WHEREAS, the name of the Partnership was changed from “CBRE Operating Partnership, L.P.” to “CSP Operating Partnership, LP” pursuant to an amendment to the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on June 22, 2012 to take effect on July 1, 2012, and the name of the General Partner was changed from “CB Richard Ellis Realty Trust” to “Chambers Street Properties” pursuant to an amendment to its Declaration of Trust to take effect on July 1, 2012 (collectively, the “Name Change”); and

WHEREAS, in connection with the Name Change, the parties hereto wish to amend the Partnership Agreement as provided herein; and

NOW, THEREFORE, in consideration of the premises contained herein and each party intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Partnership Agreement.

2.	Amendment of Article II, Section 2.02. Article II, Section 2.02 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

The name of the Partnership is CSP Operating Partnership, LP. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

3.	Partnership Agreement. Except as set forth herein, the Partnership Agreement shall remain in full force and effect.

4.	No Oral Modification. This Amendment may not be changed orally, but only by an agreement in writing executed by the parties hereto.

5.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date first written above.

GENERAL PARTNER:

CHAMBERS STREET PROPERTIES,
a Maryland real estate investment trust

By:	/S/ JACK A. CUNEO
Name:	Jack A. Cuneo
Title:	President and Chief Executive Officer